UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Corvus Gold Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2020 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 5, 2020

Dear Shareholder:

You are receiving this notification as Corvus Gold Inc. (the “Company”) has decided to use the notice and access model for delivery of meeting materials for its 2020 Annual General and Special Meeting (the “Meeting”) to its registered and Canadian and United States beneficial shareholders. This Notice and Access Notification regarding the Meeting is prepared under the notice-and-access rules that came into effect on February 11, 2013 under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, National Instrument 51-102 – Continuous Disclosure Obligations and pursuant to Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended. Under notice and access, instead of a paper copy of the Notice of Meeting, Proxy Statement/Information Circular (the “Proxy Statement”), 2020 Annual Report (“2020 Annual Report”), and form of proxy (the “Proxy”, together with the Notice of Meeting, the Proxy Statement and the 2020 Annual Report, the “Meeting Materials”) shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally responsible as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders. This communication is not a form for voting and presents only an overview of the more complete information in the Meeting Materials which contain important information and can be accessed online as provided below.

The Company has elected not to use the procedure known as “stratification” in relation to its shareholders under the “notice and access” rules. Stratification occurs when a reporting issuer using the “notice and access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

The 2020 Annual General and Special Meeting of Shareholders will be held on Monday, October 5, 2020 at the offices of the Company, Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada, at 1:00 p.m. Pacific time. Only shareholders who own common shares of the Company at the close of business on the record date of August 10, 2020 may vote at the Meeting or any adjournment or postponement of the Meeting. The purpose of the Meeting is to consider and act upon the following proposals:

1.	Fixing Number of Directors: Shareholders will be asked to fix the number of directors of the Company at six (6). Information can be found in the “Proposal One – Fixing Number of Directors” section of the Proxy Statement.

2.	Election of Directors: Shareholders will be asked to elect six (6) directors for the ensuing year. Information can be found in the “Proposal Two – Election of Directors” section of the Proxy Statement.

3.	Appointment of Independent Auditors: Shareholders will be asked to appoint Crowe MacKay LLP, Chartered Professional Accountants, as the Company’s auditors/independent registered public accountants, for the fiscal year ending May 31, 2021, and to authorize the Company’s directors to fix their remuneration. Information can be found in the “Proposal Three – Appointment of Auditor” section of the Proxy Statement.

4.	Advisory Vote on Executive Compensation: Shareholders will be asked to consider and, if thought fit, pass, with or without variation, an ordinary resolution approving the compensation of our Named Executive Officers as described in the Company’s Proxy Statement. Information can be found in the “Proposal Four – Advisory Vote on Executive Compensation” section of the Proxy Statement.

5.	Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation: Shareholders will be asked to consider and, if thought fit, pass, with or without variation, an ordinary resolution approving the frequency to hold an advisory vote on executive compensation as described in the Company’s Proxy Statement. Information can be found in the “Proposal Five – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation” section of the Proxy Statement.

6.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “Proxy Instructions” section of the Proxy Statement.

THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AND FOR EACH MATTER TO BE VOTED ON.

YOU ARE ENCOURAGED TO ACCESS THE FOLLOWING MATERIALS FOR THE MEETING PRIOR TO VOTING AT http://www.corvusgold.com/investors/agm/ and at www.SEDAR.com:

1.	The Company’s 2020 Notice of Meeting;
2.	The Company’s 2020 Proxy Statement;
3.	The Company’s 2020 Annual Report;
4.	The Annual Return Card; and
5.	The Form of Proxy or Voting Instruction Form.

You may access the above proxy materials at http://www.corvusgold.com/investors/agm/ and at www.SEDAR.com and thereafter, a proxy card online by logging on to www.investorvote.com and entering the control number and account number above your name and address at the top of this letter to vote your shares. We encourage and remind you to review the proxy materials prior to voting.

If you prefer a paper copy of the proxy materials, have questions about notice and access or wish to have proxy materials for future meetings of shareholders sent to you in paper copy, please call us toll-free at 1-844-638-3245, email us at marla@corvusgold.com, or send a written request to our offices at the address below:

Suite 1750, 700 West Pender Street

Vancouver, British Columbia

Canada V6C 1G8

Attention: Corporate Secretary

Requests may be made up to one (1) year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five (5) business days in advance of October 1, 2020, being the proxy cut-off date for voting at the Meeting, in order to receive the materials for the Meeting in advance of the proxy cut-off date for the Meeting. If you do not request paper copies they will not otherwise be provided to you.

If interested, you may attend the Meeting in person. Directions to attend the Meeting where registered shareholders may vote in person can be found on our website at www.corvusgold.com/investors/agm.

While as of the date of this notice, the Company intends to hold the Meeting as set out above, it is continuously monitoring the current coronavirus (COVID-19) outbreak. In light of the rapidly evolving situation involving COVID-19, the Company asks that shareholders of the Company follow the current instructions and recommendations of federal, and any applicable provincial and local health authorities when considering attending the Meeting. All shareholders of the Company are strongly encouraged to vote prior to the Meeting by any of the means described below. In order to adhere to all government and public health authority recommendations, the Company notes that the Meeting will be limited to only the legal requirements for shareholder meetings and guests will not be permitted entrance unless legally required. Rather than attending in person, the Company encourages shareholders to access the Meeting via telephone conference call at +1-647-558-0588 (Canada) or +1-646-876-9923 (US).  Please input meeting ID 838 0737 4320 and enter password 824761. This conference call will give shareholders an equal opportunity to access the Meeting regardless of their geographic location.

The Company reserves the right to take any additional precautionary measures it deems necessary in relation to the Meeting in response to further development in respect of the COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company’s press releases as well as its website at www.corvusgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended management information circular in the event of changes to the Meeting format.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods not later than 1:00 p.m. Pacific time (4:00 p.m. Eastern time), on October 1, 2020, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE PROXY:	Toll Free: 1-866-732-VOTE (8683)	TELEPHONE VIF:	Toll Free: 1-866-734-VOTE (8383)
	International: 312-588-4290		International: 312-588-4291

FAX:	Toll Free: 1-866-249-7775
International: 1-416-263-9524

MAIL:	Computershare Investor Services Inc., Proxy Dept 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of 1:00 p.m. Pacific time (4:00 p.m. Eastern time) on October 1, 2020.

Shareholders with questions about notice-and-access can email the Company at marla@corvusgold.com.

CORVUS GOLD INC.

(the “Company”)

Request for Annual and/or Interim Financial Statements and related

Management’s Discussion and Analysis

National Instrument 51-102 – Continuous Disclosure Obligations requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Company’s annual financial statements and related Management’s Discussion and Analysis (“MD&A”), interim financial statements and related MD&A, or both. If you wish to receive such mailings, please complete and return this form to:

CORVUS GOLD INC.

Suite 1750 – 700 West Pender Street

Vancouver, BC V6C 1G8

The undersigned Securityholder hereby elects to receive:

☐	Interim Financial Statements for the first quarter ended August 31, 2020, second quarter ended November 30, 2020 and third quarter ended February 28, 2021, and the related MD&A;

☐	Annual Financial Statements for the fiscal year ended May 31, 2021 and related MD&A; or

☐	BOTH – Interim Financial Statements and related MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed and/or emailed each year and Securityholders must return such form each year in order to receive the documents indicated above.

Name:

Address:

Postal Code:

OR

Email Address:

By consenting to electronic delivery, Securityholders: (i) agree to receive all documents to which they are entitled electronically, rather than by mail; and (ii) understand that access to the Internet is required to receive a document electronically and certain system requirements must be installed (currently Adobe Acrobat Reader to view Adobe’s portable document format). At any time, the Company may elect to not send a document electronically, or a document may not be available electronically. In either case, a paper copy will be mailed to shareholders.

I confirm that I am a registered/beneficial (circle one) shareholder of the Company.

Signature of
Securityholder:	Date:

2020 ANNUAL REPORT TO SHAREHOLDERS

Suite 1750, 700 W. Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR NASDAQ: KOR	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

August 10, 2020

Dear Fellow Shareholders:

On behalf of Corvus Gold Inc. (the “Company”), it is my pleasure to provide an update on the progress of the Company and at our 100% owned Nevada, Mother Lode and North Bullfrog projects. It is our belief that in an appreciating gold price environment, value creation can be amplified with efficient and effective exploration.

Most notably, in early August 2020, the Company qualified to up-list to the Nasdaq Capital Markets. The new eligibility to trade on a senior US exchange allows the Company increased access to the largest pool of investor capital in the world. The Company joins a short list of other gold equities on the Nasdaq, as the 6th gold equity listed on the exchange. The Nasdaq is known to be in the forefront of exhibiting exciting, growth-orientated companies and we at Corvus believe our exploration activity and efforts showcase these traits. Trading on Nasdaq under the symbol “KOR” will begin on August 12, 2020.

In October 2019, the Company completed a bought-deal C$23M financing at C$2.00 per share, which included participation by AngloGold Ashanti (USA) Exploration Inc. (AngloGold Ashanti).  Approximately 80% of the offering went to European and US institutions. This financing provided additional funding for the continued mineral resource expansion program at Mother Lode and continued new discovery drill programs at both projects.

The Mother Lode Phase IV drill program began in late 2019 with one RC drill rig followed by two core drill rigs in early 2020. This program aims to expand the current mineral resource of the deposit and test several deep targets as outlined from prior shallow drilling. An initial deep core hole into the Central Intrusive Zone (CIZ) highlighted the deep potential at Mother Lode with ML19-123CT (NR20-06, May 13, 2020) drilling 125.5m @ 2.56 g/t Au including 14.8m @ 8.9 g/t Au and a further 74.7m @ 0.62 g/t Au. The CIZ is an oxidized high-angle dike swarm first discovered at a higher elevation in late 2019. Drilling continues at the CIZ with results pending.

Continued exploration in the Greater Bullfrog area by Corvus Gold and neighboring companies AngloGold Ashanti and Coeur Mining has resulted in new discoveries.  At the Lynnda Strip, 2.5km North-Northeast of the Mother Lode deposit, and approximately halfway between Mother Lode and AngloGold Ashanti’s new discovery at the Silicon project, a structurally and stratigraphically controlled oxide gold zone was discovered with drill hole CH20-11 (NR20-09, July 16, 2020) returning 197m @ 0.44 g/t Au including 44.2m @ 0.90 g/t Au. Higher-grade intervals are associated with stockwork quartz veining hosted in volcanic rocks similar to the historic Bullfrog mine and the Company’s YellowJacket gold deposit. Further follow-up drilling to test a higher-grade upper level of the system will be conducted with results expected in the fall.

In the coming months, the Company expects to publish an updated Preliminary Economic Assessment (PEA) incorporating drilling that has been completed since late 2018. The updated PEA will envision a phased mining plan that will differ from the initial 2018 PEA that saw the development of both projects at the same time. At the North Bullfrog project, the Company is evaluating an initial lower capex mining option (phase 1) that would be intended to finance the development and expansion of all of its other projects throughout the district.

Please join us at our 2020 Annual and Special Meeting (the “AGM”) of shareholders to be held on Monday, October 5, 2020 at 1:00 pm PDT, Vancouver time, at the Company’s office at Suite 1750, 700 West Pender, Vancouver, British Columbia, Canada. In light of the rapidly evolving situation involving COVID-19, the Company asks that Shareholders of the Company follow the current instructions and recommendations of federal, and any applicable provincial and local health authorities when considering attending the AGM. A dial-in option is available to shareholders at +1-647-558-0588 (Canada) or +1-646-876-9923 (US).  Please input meeting ID 838 0737 4320 and enter password 824761. The Notice of Meeting and Information Circular/Proxy Statement for the AGM have been sent or otherwise made available to you, as these documents contain important information, you are encouraged to read them carefully.  Please ensure that you take the opportunity to vote online, by telephone or by mail.

On behalf of

CORVUS GOLD INC.

(signed) Jeffrey A. Pontius

Chief Executive Officer & President

FORWARD LOOKING STATEMENTS

This letter to shareholders contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. Forward-looking statements are typically identified by words such as believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein are forward-looking statements including, without limitation, statements regarding timing and expectations regarding the potential impact of gold prices on the Company’s ability to create value, the results of the preliminary economic assessment and the expected timing for completion; expected focus of the Company regarding the Company’s exploration activities; anticipated drilling programs; anticipated content, commencement and cost of exploration programs; anticipated exploration program results; the anticipated funding of future operations from phase 1; the potential that the area hosts a multitude of high quality exploration targets; the discovery and delineation of mineral deposits/resources/reserves and the potential for updates to any such estimates; the potential for any mining or production; the potential for the identification of multiple deposits; the potential for the existence or location of additional high-grade veins; business and financing plans and business trends. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Certain material assumptions regarding such forward-looking statements are discussed in this letter to shareholders and the Company’s most recent annual and quarterly management’s discussion and analysis filed at www.sedar.com. In addition to, and subject to, such assumptions discussed in more detail elsewhere, the forward-looking statements in this letter to shareholders are also subject to the following assumptions: (1) the price of gold and silver being consistent with the prices used herein; (2) the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on the Company’s planned exploration and potential development programs; (3) the Company’s ability to attract and retain key staff, (4) the timing of the ability to commence and complete the planned work at the Company’s projects; and (5) the ongoing relations of the Company with its underlying property lessors and the applicable regulatory agencies. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, risks related to the novel COVID-19 pandemic; variations in the nature, quality and quantity of any mineral deposits that may be located; variations in commodity prices; results of exploration not being as anticipated; the Company's inability to obtain any necessary permits, consents or authorizations required for its activities; the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies; and other risks and uncertainties disclosed in the Company’s 2019 Annual Report on Form 10-K and latest interim Management Discussion and Analysis and Quarterly Report on Form 10-Q filed with certain securities commissions in Canada and the United States. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and the Company’s United States public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note Regarding References to Resources and Reserves:

NI 43-101 has been developed by the Canadian Securities Administrators in order to establish standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this letter to shareholders have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.

In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

Effective as of September 18, 2018, the combined Mother Lode and North Bullfrog Projects contains a Measured Mineral Resource for the mill of 9.3 Mt at an average grade of 1.59 g/t gold, containing 475 k ounces of gold and Indicated Mineral Resources for the mill of 18.2 Mt at an average grade of 1.68 g/t gold containing 988 k ounces of gold and an Inferred Mineral Resource for the mill of 2.3 Mt at an average grade of 1.61 g/t gold containing 118 k ounces of gold.  In addition, effective as of September 18, 2018, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 34.6 Mt at an average grade of 0.27 g/t gold containing 305 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 149.4 Mt at an average grade of 0.24 g/t gold containing 1,150 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 78.7 Mt at an average grade of 0.26 g/t gold containing 549 k ounces of gold.

For additional details, see technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 on the Company’s profile at www.sedar.com.

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that form the basis for this letter to shareholders and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the President and CEO and holds common shares and incentive stock options.

Crowe MacKay LLP
1100 – 1177 West Hastings Street Vancouver, BC V6E 4T5 Main +1 (604) 687-4511 Fax +1 (604) 687-5805 www.crowemackay.ca

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Corvus Gold Inc.

Opinions on the Consolidated Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Corvus Gold Inc. and subsidiaries (the “Company”) as of May 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company's internal control over financial reporting as of May 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corvus Gold Inc. as at May 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of May 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the COSO.

Basis for Opinion

The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying annual Form 10-K. Our responsibility is to express an opinion on the Company's financial statements and an opinion on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

An audit also includes performing procedures to assess the risk of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinion.

F-1

Definition and Limitations of Internal Control Over Financial Reporting

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

We have served as the Company’s auditor since 2011.

Vancouver, Canada

August 13, 2020

F-2

CORVUS GOLD INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in Canadian dollars)

	May 31, 2020	May 31, 2019

ASSETS

Current assets
Cash and cash equivalents	$14,913,158	$4,145,085
Accounts receivable	161,305	49,658
Prepaid expenses	389,433	354,971

Total current assets	15,463,896	4,549,714

Property and equipment	38,630	45,016
Right-of-use assets (note 2)	48,978	–
Capitalized acquisition costs (note 4)	5,831,924	5,619,005

Total assets	$21,383,428	$10,213,735

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities (note 6)	$895,848	$345,632

Total current liabilities	895,848	345,632

Asset retirement obligations (note 4)	373,103	419,286
Lease liabilities (note 2)	52,475	–

Total liabilities	1,321,426	764,918

Shareholders’ equity
Share capital (note 5)	120,960,869	97,726,772
Contributed surplus (note 5)	14,857,390	11,467,753
Accumulated other comprehensive income - cumulative translation differences	1,578,326	1,382,223
Deficit accumulated during the exploration stage	(117,334,583)	(101,127,931)

Total shareholders’ equity	20,062,002	9,448,817

Total liabilities and shareholders’ equity	$21,383,428	$10,213,735

Nature and continuance of operations (note 1)

Approved on behalf of the Directors:

“Jeffrey Pontius”	Director

“Anton Drescher”	Director

These accompanying notes form an integral part of these consolidated financial statements

F-3

CORVUS GOLD INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended May 31,

(Expressed in Canadian dollars)

	2020	2019

Operating expenses
Administration	$429	$430
Consulting fees (notes 5 and 6)	1,931,197	1,054,967
Depreciation	61,513	15,069
Exploration expenditures (notes 4 and 5)	9,766,264	5,636,641
Insurance	234,846	213,548
Investor relations (notes 5 and 6)	1,631,230	1,308,792
Office and miscellaneous	139,338	119,687
Professional fees (note 5)	374,012	376,322
Regulatory	185,277	162,313
Rent	18,179	74,529
Travel	272,674	275,602
Wages and benefits (notes 5 and 6)	2,264,435	1,782,198

Total operating expenses	(16,879,394)	(11,020,098)

Other income
Interest income	255,410	76,835
Foreign exchange gain	417,332	85,258

Total other income	672,742	162,093

Net loss for the year	(16,206,652)	(10,858,005)

Other comprehensive income
Exchange difference on translating foreign operations	196,103	258,813

Comprehensive loss for the year	$(16,010,549)	$(10,599,192)

Basic and diluted net loss per share	$(0.14)	$(0.10)

Weighted average number of shares outstanding	119,748,842	108,584,442

These accompanying notes form an integral part of these consolidated financial statements

F-4

CORVUS GOLD INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended May 31,

(Expressed in Canadian dollars)

	2020	2019

Operating activities
Net loss for the year	$(16,206,652)	$(10,858,005)
Add items not affecting cash:
Depreciation	61,513	15,069
Stock-based compensation (note 5)	3,389,637	1,633,957
Foreign exchange gain	(417,332)	(85,258)
Changes in non-cash items:
Accounts receivable	(111,647)	(24,220)
Prepaid expenses	(34,462)	(98,199)
Accounts payable and accrued liabilities	550,216	14,928
Asset retirement obligations	(54,242)	–

Cash used in operating activities	(12,822,969)	(9,401,728)

Financing activities
Cash received from issuance of shares	25,200,000	10,894,926
Share issuance costs	(2,014,653)	(31,059)
Lease liabilities payments	(45,905)	–

Cash provided by financing activities	23,139,442	10,863,867

Investing activities
Expenditures on property and equipment	(5,151)	(1,769)
Capitalized acquisition costs	(51,705)	(47,318)

Cash used in investing activities	(56,856)	(49,087)

Effect of foreign exchange on cash	508,456	121,492

Increase in cash and cash equivalents	10,768,073	1,534,544

Cash and cash equivalents, beginning of the year	4,145,085	2,610,541

Cash and cash equivalents, end of the year	$14,913,158	$4,145,085

Supplemental cash flow information (note 9)

These accompanying notes form an integral part of these consolidated financial statements

F-5

CORVUS GOLD INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Expressed in Canadian dollars)

	Number of shares	Amount	Contributed Surplus	Accumulated Other Comprehensive Income – Cumulative Translation Differences	Deficit	Total

Balance, May 31, 2018	104,255,175	$83,606,486	$13,030,715	$1,123,410	$(90,269,926)	$7,490,685

Net loss for the year	–	–	–	–	(10,858,005)	(10,858,005)
Shares issued for cash
Private placement	2,530,770	6,580,002	–	–	–	6,580,002
Exercise of stock options	4,651,900	4,314,924	–	–	–	4,314,924
Share issued for capitalized acquisition costs	25,000	59,500	–	–	–	59,500
Other comprehensive income
Exchange difference on translating foreign operations	–	–	–	258,813	–	258,813
Share issuance costs	–	(31,059)	–	–	–	(31,059)
Reclassification of contributed surplus on exercise of stock options	–	3,196,919	(3,196,919)	–	–	–
Stock-based compensation	–	–	1,633,957	–	–	1,633,957

Balance, May 31, 2019	111,462,845	97,726,772	11,467,753	1,382,223	(101,127,931)	9,448,817

Net loss for the year	–	–	–	–	(16,206,652)	(16,206,652)
Shares issued for cash	12,500,000	25,200,000	–	–	–	25,200,000
Share issued for capitalized acquisition costs	25,000	48,750	–	–	–	48,750
Other comprehensive income
Exchange difference on translating foreign operations	–	–	–	196,103	–	196,103
Share issuance costs	–	(2,014,653)	–	–	–	(2,014,653)
Stock-based compensation	–	–	3,389,637	–	–	3,389,637

Balance, May 31, 2020	123,987,845	$120,960,869	$14,857,390	$1,578,326	$(117,334,583)	$20,062,002

These accompanying notes form an integral part of these consolidated financial statements

F-6

1.	NATURE AND CONTINUANCE OF OPERATIONS

On August 25, 2010, International Tower Hill Mines Ltd. (“ITH”) completed a Plan of Arrangement (the “Arrangement”) whereby its existing Alaska mineral properties (other than the Livengood project) and related assets and the North Bullfrog mineral property and related assets in Nevada (collectively, the “Nevada and Other Alaska Business”) were indirectly spun out into a new public company, being Corvus Gold Inc. (“Corvus” or the “Company”). As part of the Arrangement, ITH transferred its wholly-owned subsidiary Corvus Gold Nevada Inc. (“Corvus Nevada”) (which held the North Bullfrog property), to Corvus and a wholly-owned Alaskan subsidiary of ITH, Talon Gold Alaska, Inc. sold to Raven Gold Alaska Inc. (“Raven Gold”), the Terra, Chisna, LMS and West Pogo properties. As a consequence of the completion of the Arrangement, the Terra, Chisna, LMS, West Pogo and North Bullfrog properties were transferred to Corvus.

The Company was incorporated on April 13, 2010 under the Business Corporations Act (British Columbia). These consolidated financial statements reflect the cumulative operating results of the predecessor, as related to the mineral properties that were transferred to the Company from June 1, 2006.

The Company is engaged in the business of acquiring, exploring and evaluating mineral properties, and either joint venturing or developing these properties further or disposing of them when the evaluation is completed. At May 31, 2020, the Company had interests in properties in Nevada, U.S.A.

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Company has no source of revenue, and has significant cash requirements to meet its administrative overhead and maintain its mineral property interests. The recoverability of amounts shown for mineral properties is dependent on several factors. These include the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development of these properties, and future profitable production or proceeds from disposition of mineral properties. The carrying value of the Company’s mineral properties does not reflect current or future values.

These consolidated financial statements have been prepared on a going concern basis, which presume the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing.

In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future within one year from the date the consolidated financial statements are issued.

The Company has sustained significant losses from operations, has negative cash flows, and has an ongoing requirement for capital investment to explore its mineral properties.  As at May 31, 2020, the Company had working capital of $14,568,048 compared to working capital of $4,204,082 as at May 31, 2019.  On June 5, 2019, the Company closed a non-brokered private placement equity financing and issued 500,000 common shares at a price of $1.80 per common share for gross proceeds of $900,000. On August 19, 2019, the Company closed a non-brokered private placement equity financing and issued 500,000 common shares at a price of $2.60 per common share for gross proceeds of $1,300,000. On October 10, 2019, the Company closed a public bought deal equity financing and issued 11,500,000 common shares at a price of $2.00 per common share for gross proceeds of $23,000,000. Based on its current plans, budgeted expenditures, and cash requirements, the Company has sufficient cash to finance its current plans for at least 12 months from the date the consolidated financial statements are issued.

The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years.  There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. As well, there can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by pandemics on global financial markets may reduce resources, share prices and financial liquidity that may severely limit the financing capital available in the mineral exploration sector. Should such financing not be available in that time-frame, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and development activities on its currently anticipated scheduling.

These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

All currency amounts are stated in Canadian dollars unless noted otherwise.

F-7

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements are presented in Canadian dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the “Group”), Corvus Gold (USA) Inc. (“Corvus USA”) (a Nevada corporation), Corvus Gold Nevada Inc. (“Corvus Nevada”) (a Nevada corporation), Raven Gold Alaska Inc. (“Raven Gold”) (an Alaska corporation), SoN Land and Water LLC (“SoN”) (a Nevada limited liability company) and Mother Lode Mining Company LLC (a Nevada limited liability company). All intercompany transactions and balances were eliminated upon consolidation.

Significant judgments, estimates and assumptions

The preparation of these financial statements in accordance with US GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting year. Actual outcomes could differ from these estimates. These financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the year in which the estimate is revised and future periods if the revision affects both current and future years. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant estimates

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting year, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the carrying value and the recoverability of the capitalized acquisition costs, the assumptions used to determine the fair value of stock-based compensation, and the estimated amounts of reclamation and environmental obligations.

Significant judgments

Critical accounting judgments are accounting policies that have been identified as being complex or involving subjective judgments or assessments. The Company made the following critical accounting judgments:

•	The determination of deferred tax assets and liabilities.

•	The analysis of resource calculations, drill results, laboratory work, etc., which can impact the Company’s assessment of impairments, and provisions, if any, for environmental rehabilitation and restorations.

•	The determination of functional currency. Using the currency of the primary economic environment in which each of the parent company and its subsidiaries operates.

•	The assessment of the Company’s ability to continue as a going concern.

Cash and cash equivalents

Cash equivalents include highly liquid investments in term deposits that are readily convertible to known amounts of cash with original maturities of three months or less, and term deposits with original term of maturities greater than three months but are cashable after 30 days with no penalties, and are subject to an insignificant risk of change in value.

Foreign currency translation

The presentation currency of the Company is the Canadian dollar.

The functional currency of each of the parent company and its subsidiaries is measured using the currency of the primary economic environment in which that entity operates. The functional currency of Corvus USA, Corvus Nevada, Raven Gold, SoN, and Mother Lode Mining Company LLC is US dollars, and for the Company the functional currency is Canadian dollars.

F-8

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the Statement of Operations and Comprehensive Loss in the year in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income (loss) in the Statement of Operations and Comprehensive Loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income (loss). Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Parent and Subsidiary Companies

The financial results and position of foreign operations whose functional currency is different from the presentation currency are translated as follows:

•	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date; and

•	Income and expenses are translated at monthly average exchange rates during the year.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s exchange difference on translating foreign operations in the Statement of Operations and Comprehensive Loss and are reported as a separate component of shareholders’ equity titled “Cumulative Translation Differences”. These differences are recognized in profit or loss in the year in which the operation is disposed of.

Property and equipment

a)	Recognition and measurement

On initial recognition, property and equipment are valued at cost, being the purchase price and directly attributable costs of acquisition or construction required to bring the asset to the location and condition necessary to be capable of operating in the manner intended by the Company, including appropriate borrowing costs and the estimated present value of any future unavoidable costs of dismantling and removing items.

Property and equipment is subsequently measured at cost less accumulated depreciation, less any accumulated impairment losses, with the exception of land which is not depreciated.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

b)	Subsequent costs

The cost of replacing part of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefit embodied within the part will flow to the Company and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred.

c)	Major maintenance and repairs

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance expenditures are charged to profit or loss during the financial year in which they are incurred.

F-9

d)	Gains and losses

Gains and losses on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount, and are recognized net within other items in profit or loss.

e)	Depreciation

Depreciation is recognized in profit or loss on a declining-balance basis at the following annual rates:

Computer equipment	-	30% declining balance
Vehicles	-	30% declining balance
Tent	-	20% declining balance

Additions during the year are depreciated at one-half the annual rates.

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

Mineral properties and exploration and evaluation expenditures

The Company’s mineral projects are currently in the exploration and evaluation phase. All direct costs related to the acquisition of mineral property interests are capitalized. Mineral property exploration costs are expensed as incurred. At such time that the Company determines that a mineral property can be economically developed, subsequent mineral property expenses will be capitalized during the development of such property.

Impairment of long-lived assets

The Company assesses long-lived assets for impairment or when facts and circumstances suggest that the carrying amount of an asset may exceed its recoverable amount. Impairment analysis includes assessment of the following circumstances: a significant decrease in the market price of a long-lived asset or asset group; a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulator; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The term more likely than not refers to a level of likelihood that is more than 50%.

Asset retirement obligations

The Company records a liability based on the best estimate of costs for site closure and reclamation activities that the Company is legally or contractually required to remediate at the time environmental disturbance occurs. The provision for closure and reclamation liabilities is estimated using expected cash flows based on engineering and environmental reports and accreted to full value over time through periodic charges to profit or loss. As at May 31, 2020, the Company recorded a provision of $373,103 (USD 270,000) (2019 - $419,286 (USD 310,000)) for environmental rehabilitation.

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

F-10

Share capital

The proceeds from the exercise of stock options, warrants and escrow shares are recorded as share capital in the amount for which the option, warrant or escrow share enabled the holder to purchase a share in the Company.

Commissions paid to agents, and other related share issuance costs, such as legal, auditing, and printing, on the issue of the Company’s shares are charged directly to share capital.

Valuation of equity units issued in private placements

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

The fair value of the common shares issued in the private placements was determined to be the more easily measurable component and were valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as contributed surplus. Upon exercise of the warrants, the related fair value is reallocated to share capital.

Earnings (loss) per share

Basic loss per share is calculated using the weighted average number of common shares outstanding during the year. The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings (loss) per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the year. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive. For the year ended May 31, 2020, 12,345,000 outstanding stock options (2019 – 10,000,000) were not included in the calculation of diluted earnings (loss) per share as their inclusion was anti-dilutive.

Stock-based compensation

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification Section 718 “Compensation - Stock Compensation”, which establishes accounting for equity based compensation awards to be accounted for using the fair value method. The Company uses the Black-Scholes option pricing model to determine the grant date fair value of the awards. Compensation expense is measured at the grant date and recognized over the requisite service period, on a straight line basis, which is generally the vesting period. Upon exercise of stock options, the related fair value is reallocated to share capital.

Non-monetary transactions

All non-monetary transactions are measured at the fair value of the asset surrendered or the asset received, whichever is more reliable, unless the transaction lacks commercial substance or the fair value cannot be reliably established. The commercial substance requirement is met when the future cash flows are expected to change significantly as a result of the transaction. When the fair value of a non-monetary transaction cannot be reliably measured, it is recorded at the carrying amount (after reduction, when appropriate, for impairment) of the asset given up adjusted by the fair value of any monetary consideration received or given. When the asset received or the consideration given up is shares in an actively traded market, the value of those shares will be considered fair value.

Joint venture accounting

Where the Company’s exploration and development activities are conducted with others, the accounts reflect only the Company’s proportionate interest in such activities. The Company currently is not a party to any joint venture arrangements.

Adoption of New Accounting Standards and Amendments

Accounting Standards Update: No. 2016-02 Leases (Topic 842)(“Topic 842 – Leases”)

Effective June 1, 2019, the Company adopted Topic 842 – Leases, which specifies how to recognize, measure, present and disclose leases. The standard provides a single accounting model, requiring the recognition of assets and liabilities for all major leases previously classified as “operational leases”.

F-11

(a)	The Company’s accounting policy under Topic 842 – Leases

Definition of a lease

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company has elected to apply the practical expedient to grandfather the lease definition for existing contracts on transition. It applied the definition of a lease under Topic 842 – Leases to existing contracts as of June 1, 2019.

The Company has also elected to apply the practical expedient to account for each lease component and any non-lease components as a single lease component.

As a lessee

The Company leases its head office space, based on lease agreement having a fixed duration until January 30, 2023 (lessor provided early termination notice on May 22, 2020 where the lease will terminate early on July 31, 2020) and a Denver office space, based on lease agreement having a fixed duration until August 31, 2020 with anticipated renewal for one additional year until August 31, 2021.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, based on the initial amount of the lease liability. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset is periodically adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

The ongoing lease liability is measured at amortized cost using the effective interest method. It is measured when there is a change in future lease payments, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured in this way a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

(b)	Impact of transition to Topic 842 – Leases

Effective June 1, 2019, the Company adopted Topic 842 – Leases using the modified retrospective approach and accordingly the information presented for the year ended May 31, 2019 has not been restated. The cumulative effect of initial application is recognized in deficit at June 1, 2019. Comparative amounts for May 31, 2019 remain as previously reported.

On initial application, the Company has elected to record right-of-use assets based on the corresponding lease receivables and/or lease liabilities. Lease receivables and liabilities have been measured by discounting future lease payments at the incremental borrowing rate at June 1, 2019. The incremental borrowing rate applied was 10% per annum and represents the Company’s best estimate of the rate of interest that it would expect to pay to borrow, on a collateralized basis, over a similar term, an amount equal to the lease payments in the current economic environment. As of the initial date of application of Topic 842 – Leases, the remaining non-cancellable period of the office lease was three years and eight months.

F-12

The Company has elected to apply the practical expedient to account for leases for which the lease term ends within 12 months of the date of initial application and leases of low value assets as short-term leases. The lease payments associated with these leases are recognized as expenses on a straight-line basis over the lease term.

The Company has also elected to apply the practical expedient for excluding the initial direct costs for the measurement of right-of-use assets at the date of initial application, as well as for using hindsight in determining the lease term where the contract contains options to extend or terminate the lease.

The application of Topic 842 – Leases to leases previously classified as operating leases, resulted in the recognition of right-of-use assets and lease liabilities as at June 1, 2019 as summarized in the following table:

	June 1, 2019 prior to adoption of Topic 842 – Leases	Adjustments	June 1, 2019 after adoption of Topic 842 – Leases

Non-current assets:
Right-of-use assets	$–	$88,957	$88,957

Non-current liabilities
Lease liabilities	$–	$88,957	$88,957

Recently Issued Accounting Standards Updates

Accounting Standards Update No. 2019-01 Leases (Topic 842): Codification Improvements. In March 2019, the FASB issued amendments on certain aspects of the new leasing standards. Accounting Standards Update 2019-01 addresses the following issues: Determining the fair value of the underlying asset by lessors that are not manufactures or dealers; statement of cash flows presentation for sales-type and direct financing leases by lessors within the scope of ASC 942; and clarification of interim disclosure requirements during transition. Public business entities are required to adopt the new standard for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For calendar year-end public companies, this means an adoption date of January 1, 2020. Early adoption is permitted. The adoption of the guidance has no material impact on the Company’s consolidated financial statements and disclosures.

Early adoption is permitted. The adoption of the guidance will have an immaterial impact on the Company’s consolidated financial statements and disclosures.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1	–	valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;
Level 2	–	valuation techniques based on inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
Level 3	–	valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value. The following table presents the financial instruments recorded at fair value, classified using the fair value hierarchy described above:

May 31, 2020	Level 1

Cash and cash equivalents	$14,913,158

May 31, 2019	Level 1

Cash and cash equivalents	$4,145,085

F-13

4.	MINERAL PROPERTIES

The Company had the following activity related to capitalized acquisition costs:

	North Bullfrog	Mother Lode	Total
	(note 4(a))	(note 4(b))

Balance, May 31, 2018	$4,428,752	$810,037	$5,238,789
Acquisition costs
Cash payments (note 4(a)(ii)(1))	47,318	–	47,318
Shares issued (notes 4(a)(ii)(1) and 5)	59,500	–	59,500
Asset retirement obligations	24,765	11,485	36,250
Currency translation adjustments	200,922	36,226	237,148

Balance, May 31, 2019	4,761,257	857,748	5,619,005

Acquisition costs
Cash payments (note 4(a)(ii)(1))	51,705	–	51,705
Shares issued (notes 4(a)(ii)(1) and 5)	48,750	–	48,750
Currency translation adjustments	95,978	16,486	112,464

Balance, May 31, 2020	$4,957,690	$874,234	$5,831,924

The following table presents costs incurred for exploration and evaluation activities for the year ended May 31, 2020:

	North Bullfrog	Mother Lode	Alaskan royalty interest	Total
	(note 4(a))	(note 4(b))	(note 4(c))

Exploration costs:
Assay	$388,167	$340,989	$–	$729,156
Asset retirement obligations	(42,724)	(11,519)	–	(54,243)
Drilling	1,401,882	3,284,109	–	4,685,991
Equipment rental	63,267	55,197	–	118,464
Field costs	259,936	931,930	–	1,191,866
Geological/ Geophysical	579,158	756,236	–	1,335,394
Land maintenance & tenure	471,520	130,044	–	601,564
Permits	26,760	71,609	–	98,369
Studies	843,856	353,796	–	1,197,652
Travel	63,376	117,212	–	180,588

	4,055,198	6,029,603	–	10,084,801
Cost recovery	–	–	(318,537)	(318,537)

Total expenditures (recovery) for the year	$4,055,198	$6,029,603	$(318,537)	$9,766,264

F-14

The following table presents costs incurred for exploration and evaluation activities for the year ended May 31, 2019:

	North Bullfrog	Mother Lode	Total
	(note 4(a))	(note 4(b))

Exploration costs:
Assay	$14,839	$567,274	$582,113
Drilling	208,421	1,788,433	1,996,854
Equipment rental	33,173	66,780	99,953
Field costs	13,620	248,059	261,679
Geological/ Geophysical	83,972	650,424	734,396
Land maintenance & tenure	414,636	271,749	686,385
Permits	7,546	155,661	163,207
Studies	98,904	891,297	990,201
Travel	14,035	107,818	121,853

Total expenditures for the year	$889,146	$4,747,495	$5,636,641

(a)	North Bullfrog Project, Nevada

The Company’s North Bullfrog project consists of certain leased patented lode mining claims and federal unpatented mining claims owned 100% by the Company.

(i)	Interests acquired from Redstar Gold Corp.

On October 9, 2009, a US subsidiary of ITH at the time (Corvus Nevada) completed the acquisition of all of the interests of Redstar Gold Corp. (“Redstar”) and Redstar Gold U.S.A. Inc. (“Redstar US”) in the North Bullfrog project, which consisted of six leases covering 33 patented mining claims. The leases have an initial term of ten years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the Company:

The Company is required to pay annual advance minimum royalty payments (recoupable from production royalties) for as long as there are mining activities continuing on the claims or contiguous claims held by the Company. The required annual advance minimum royalty payments are:

•	39,800 USD

•	17,700 USD (adjusted annually for inflation)

The lessor is entitled to receive a separate NSR royalty related to all production from the leased property of the various individual leases which may be purchased by the Company as follows:

•	a 4% NSR royalty, which may be purchased by the Company for USD 1,250,000 per 1% (USD 5,000,000 for the entire royalty).

•	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

•	a 3% NSR royalty on all production, which may be purchased by the Company for USD 850,000 per 1% (USD 2,550,000 for the entire royalty).

•	a 3% NSR royalty on all production which may be purchased by the Company for USD 770,000 per 1% (USD 2,310,000 for the entire royalty).

•	a 4% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 4,000,000 for the entire royalty).

•	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

•	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

The various NSR royalties above relate only to the property covered by each specific lease and are not cumulative.

The Company has an option to purchase a property related to twelve patented mining claims for USD 1,000,000 at any time during the life of the lease (subject to the net smelter return (“NSR”) royalty of 4% which may be purchased by the Company for USD 1,250,000 per 1% (USD 5,000,000 for the entire royalty).

F-15

(ii)	Interests acquired directly by Corvus Nevada

(1)	Pursuant to a mining lease and option to purchase agreement made effective December 1, 2007 between Corvus Nevada and a group of arm’s length limited partnerships, Corvus Nevada has leased (and has the option to purchase) patented mining claims referred to as the “Mayflower” claims which form part of the North Bullfrog project. The terms of the lease/option are as follows:

•	Terms: Initial term of five years, commencing December 1, 2007, with the option to extend the lease for an additional five years. Pursuant to an extension agreement dated January 15, 2016 and fully executed and effective as of November 22, 2017, the parties agreed to extend the lease and option granted for an additional ten years with the same lease payment terms.

•	Lease Payments: Corvus Nevada will pay USD 10,000 and deliver 50,000 common shares of ITH annually.

•	Anti-Dilution: Pursuant to an amended agreement agreed to by the lessors in March 2015, the Company, all future payments will be satisfied by the delivery of an additional ½ common shares of the Company for each of the ITH common shares due per the original agreement (25,000 shares of the Company) annually.

•	Work Commitments: USD 100,000 per year for the first three years (incurred), USD 200,000 per year for the years four to six (incurred), USD 300,000 for the years seven to ten (incurred) and USD 300,000 for the years 11 – 20 (incurred). Excess expenditures in any year may be carried forward. If Corvus Nevada does not incur the required expenditures in year one, the deficiency is required to be paid to the lessors.

•	Retained Royalty: Corvus Nevada will pay the lessors a NSR royalty of 2% if the average gold price is USD 400 per ounce or less, 3% if the average gold price is between USD 401 and USD 500 per ounce and 4% if the average gold price is greater than USD 500 per ounce.

(2)	Pursuant to a mining lease and option to purchase made effective March 1, 2011 between Corvus Nevada and an arm’s length individual, Corvus Nevada has leased, and has the option to purchase, two patented mineral claims which form part of the North Bullfrog project holdings. The lease is for an initial term of ten years, subject to extension for an additional ten years (provided advance minimum royalties are timely paid), and for so long thereafter as mining activities continue on the claims. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties, but not applicable to the purchase price if the option to purchase is exercised) of USD 30,000 (paid to March 1, 2020), adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production. The lessee may purchase the NSR royalty for USD 1,000,000 per 1%. If the lessee purchases the entire NSR royalty (USD 2,000,000) the lessee will also acquire all interest of the lessor in the subject property.

(3)	Pursuant to a purchase agreement made effective March 28, 2013, Corvus Nevada agreed to purchase the surface rights of five patented mining claims owned by two arm’s length individuals for USD 160,000 paid on closing (March 28, 2013). The terms include payment by Corvus Nevada of a fee of USD 0.02 per ton of overburden to be stored on the property, subject to payment for a minimum of 12 million short tons. The minimum tonnage fee (USD 240,000) bears interest at 4.77% per annum from closing and is evidenced by a promissory note due on the sooner of the commencing of use of the property for waste materials storage or December 31, 2015 (balance paid December 17, 2015). As a result, the Company recorded $406,240 (USD 400,000) in acquisition costs with $157,408 paid in cash and the remaining $248,832 (USD 240,000) in promissory note payable during the year ended May 31, 2013.

(4)	In December 2013, SoN completed the purchase of a parcel of land approximately 30 kilometres north of the North Bullfrog project which carries with it 1,600 acre feet of irrigation water rights. The cost of the land and associated water rights was cash payment of $1,100,118 (USD 1,034,626).

(5)	On March 30, 2015, Lunar Landing, LLC signed a lease agreement with Corvus Nevada to lease private property containing the three patented Sunflower claims to Corvus Nevada, which are adjacent to the Yellow Rose claims leased in 2014. The term of the lease is three years with provision to extend the lease for an additional seven years, and an advance minimum royalty payment of USD 5,000 per year with USD 5,000 paid upon signing (paid to March 2020). The lease includes a 4% NSR royalty on production, with an option to purchase the royalty for USD 500,000 per 1% or USD 2,000,000 for the entire 4% royalty. The lease also includes the option to purchase the property for USD 300,000.

F-16

(b)	Mother Lode Property, Nevada

Pursuant to a purchase agreement made effective June 9, 2017 between Corvus Nevada and Goldcorp USA, Inc. (“Goldcorp USA”), Corvus Nevada has acquired 100% of the Mother Lode property (the “Mother Lode Property”). In addition, Corvus Nevada staked two additional adjacent claim blocks to the Mother Lode Property. In connection with the acquisition, the Company issued 1,000,000 common shares at a price of $0.81 per common share to Goldcorp USA. The Mother Lode Property is subject to an NSR in favour of Goldcorp USA. The NSR pays 1% from production at the Mother Lode Property when the price of gold is less than USD 1,400 per ounce and an additional 1% NSR for a total of 2% NSR when gold price is greater than or equal to USD 1,400 per ounce.

(c)	Alaskan Royalty Interest, Alaska

On June 7, 2019, the Company completed the sale of the royalties where four non-core Alaskan royalty interests owned by Corvus were sold to EMX Royalty Corporation (“EMX”) for a purchase price of $350,000. In connection with the Alaskan royalty package sale, the Company incurred $31,463 in legal fees, resulting in a total cost recovery for the Alaska Royalty Interest of $318,537.

The general terms of the Alaskan royalty package sale include:

•	Chisna project 1% NSR

•	LMS project 3% NSR

•	Goodpaster District 1% NSR

•	West Pogo project 2% NSR. The Company has retained a 1% NSR in the West Pogo project which is immediately west of the operating Pogo mine in the Goodpaster District of Alaska.

Acquisitions

The acquisition of title to mineral properties is a detailed and time-consuming process. The Company has taken steps, in accordance with industry norms, to verify title to mineral properties in which it has an interest. Although the Company has taken every reasonable precaution to ensure that legal title to its properties is properly recorded in the name of the Company (or, in the case of an option, in the name of the relevant optionor), there can be no assurance that such title will ultimately be secured.

Environmental Expenditures

The operations of the Company may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future removal and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

The Company has estimated the fair value of the liability for asset retirement that arose as a result of exploration activities to be $373,103 (USD 270,000) (May 31, 2019 - $419,286 (USD 310,000)). The fair value of the liability was determined to be equal to the estimated remediation costs. Due to the early stages of the project, and that extractive activities have not yet begun, the Company is unable to predict with any precision the timing of the cash flow related to the reclamation activities.

F-17

5.	SHARE CAPITAL

Authorized

Unlimited common shares without par value.

Share issuances

During the year ended May 31, 2020:

(a)	On June 5, 2019, the Company closed a private placement equity financing and issued 500,000 common shares at a price of $1.80 per common share for gross proceeds of $900,000. In connection with the financing, the Company paid an additional $7,701 in share issuance costs.

(b)	On August 19, 2019, the Company closed a private placement equity financing and issued 500,000 common shares at a price of $2.60 per common share for gross proceeds of $1,300,000. In connection with the financing, the Company paid an additional $8,927 in share issuance costs.

(c)	On October 10, 2019, the Company closed a public bought deal equity financing and issued 11,500,000 common shares at a price of $2.00 per common share for gross proceeds of $23,000,000. In connection with the financing, the Company paid an additional $1,998,025 in share issuance costs.

(d)	On October 18, 2019, the Company issued 25,000 common shares in connection with the lease on the Mayflower property (note 4(a)(ii)(1)), with a fair value of $48,750.

During the year ended May 31, 2019:

(a)	On June 7, 2018, the Company closed a private placement equity financing and issued 1,730,770 common shares at a price of $2.60 per common share for gross proceeds of $4,500,002. The Company paid an additional $14,605 in share issuance costs.

(b)	On November 26, 2018, the Company issued 25,000 common shares in connection with the lease on the Mayflower property (note 4(a)(ii)(1)), with a fair value of $59,500. The Company paid $6,212 in share issuance costs.

(c)	In November 2018, the Company issued 4,036,900 common shares on the exercise of 4,036,900 stock options at an exercise price of $0.86 per stock option for net proceeds of $3,453,924.

(d)	On December 20, 2018, the Company closed a private placement equity financing and issued 800,000 common shares at a price of $2.60 per common share for gross proceeds of $2,080,000. The Company paid an additional $10,242 in share issuance costs.

(e)	In April 2019, the Company issued 615,000 common shares on the exercise of 615,000 stock options at an exercise price of $1.40 per stock option for net proceeds of $861,000.

Stock options

Stock options awarded to employees and non-employees by the Company are measured and recognized in the Consolidated Statement of Operations and Comprehensive Loss over the vesting period.

The Company has adopted an incentive stock option plan, first adopted in 2010 and then amended in 2013 (the “Amended 2010 Plan”). The essential elements of the Amended 2010 Plan provide that the aggregate number of common shares of the Company’s share capital that may be made issuable pursuant to options granted under the Amended 2010 Plan (together with any other shares which may be issued under other share compensation plans of the Company) may not exceed 10% of the number of issued shares of the Company at the time of the granting of the options. Options granted under the Amended 2010 Plan will have a maximum term of ten years. The exercise price of options granted under the Amended 2010 Plan will not be less than the greater of the market price of the common shares (as defined by TSX, currently defined as the 5 day volume weighted average price for the 5 trading days immediately preceding the date of grant) or the closing market price of the Company’s common shares for the trading day immediately preceding the date of grant), or such other price as may be agreed to by the Company and accepted by the TSX. Options granted under the Amended 2010 Plan vest immediately, unless otherwise determined by the directors at the date of grant.

F-18

A summary of the status of the stock option plan as of May 31, 2020, and 2019, and changes during the years are presented below:

	2020		2019
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Balance, beginning of the year	10,000,000	$1.40	9,861,900	$0.85
Granted	2,345,000	2.13	4,920,000	2.06
Exercised	–	–	(4,651,900)	(0.93)
Forfeited	–	–	(130,000)	(1.81)

Balance, end of the year	12,345,000	$1.54	10,000,000	$1.40

The weighted average remaining contractual life of options outstanding at May 31, 2020 was 2.68 years (2019 – 3.25 years).

Stock options outstanding are as follows:

	2020			2019
Expiry Date	Exercise Price	Number of Options	Exercisable at Year- End	Exercise Price	Number of Options	Exercisable at Year- End

September 8, 2019*	$1.40	635,000	635,000	$1.40	635,000	635,000
September 9, 2020	$0.46	620,000	620,000	$0.46	620,000	620,000
November 13, 2020	$0.49	1,000,000	1,000,000	$0.49	1,000,000	1,000,000
September 15, 2021	$0.91	1,085,000	1,085,000	$0.91	1,085,000	1,085,000
July 31, 2022	$0.77	1,840,000	1,225,440	$0.77	1,840,000	612,720
October 11, 2022	$2.00	20,000	13,322	$–	–	–
November 19, 2023	$2.06	4,420,000	1,471,860	$2.06	4,420,000	–
April 9, 2024	$2.04	400,000	133,200	$2.04	400,000	–
June 13, 2024	$2.18	1,115,000	–	$–	–	–
February 3, 2025	$2.09	1,210,000	–	$–	–	–

		12,345,000	6,183,822		10,000,000	3,952,720

*The Company’s share trading policy (the “Policy”) requires that all restricted persons and others who are subject to the Policy refrain from conducting any transactions involving the purchase or sale of the Company’s securities, during the period in any quarter commencing 30 days prior to the scheduled issuance of the next quarter or year-end public disclosure of the financial results as well as when there is material data on hand. In accordance with the terms of the Amended 2010 Plan, if stock options are set to expire during a restricted period and are not exercised prior to any such restriction, they will not expire but instead will be available for exercise for ten days after such restrictions are lifted.

F-19

The Company uses the fair value method for determining stock-based compensation for all options granted during the years. The fair value of options granted was $2,974,411 (2019 - $7,442,708), determined using the Black-Scholes option pricing model based on the following weighted average assumptions:

For the year ended May 31,	2020	2019

Risk-free interest rate	1.32%	2.22%
Expected life of options (in years)	4.98	5
Annualized volatility	72.09%	73.88%
Dividend yield	0%	0%
Exercise price	$2.13	$2.06

Fair value per share	$1.27	$1.51

Annualized volatility was determined by reference to historic volatility of the Company.

Stock-based compensation has been allocated to the same expenses as cash compensation paid to the same employees or consultants, as follows:

For the year ended May 31,	2020	2019

Consulting fees	$1,591,400	$728,748
Exploration expenditures – Geological/geophysical	294,760	140,318
Investor relations	470,910	218,853
Professional fees	26,259	12,051
Wages and benefits	1,006,308	533,987

	$3,389,637	$1,633,957

6.	RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

For the year ended May 31,	2020	2019

Consulting fees to CFO	$130,000	$130,000
Wages and benefits to CEO and COO	1,035,157	995,974
Geological consulting fees to a company owned by a director in common	35,728	–
Directors fees (included in consulting fees)	168,797	155,219
Stock-based compensation to related parties	2,362,008	1,147,341

	$3,731,690	$2,428,534

As at May 31, 2020, included in accounts payable and accrued liabilities was $1,274 (2019 – $12,810) in expenses owing to companies related to officers and officers of the Company.

These amounts were unsecured, non-interest bearing and had no fixed terms or terms of repayment. Accordingly, fair value could not be readily determined.

The Company has also entered into change of control agreements with officers of the Company. In the case of termination, the officers are entitled to an amount equal to a multiple (ranging from two times to three times) of the sum of the annual base salary or fees then payable to the officer, the aggregate amount of bonus(es) (if any) paid to the officer within the calendar year immediately preceding the Effective Date of Termination, and an amount equal to the vacation pay which would otherwise be payable for the one year period next following the Effective Date of Termination.

F-20

7.	GEOGRAPHIC SEGMENTED INFORMATION

The Company operates in one industry segment, the mineral resources industry, and in two geographical segments, Canada and the United States. All current exploration activities are conducted in the United States and Canada. The significant asset categories identifiable with these geographical areas are as follows:

	Canada	United States	Total

May 31, 2020
Capitalized acquisition costs	$–	$5,831,924	$5,831,924
Property and equipment	$5,488	$33,142	$38,630
Right-of-use assets	$–	$48,978	$48,978

May 31, 2019
Capitalized acquisition costs	$–	$5,619,005	$5,619,005
Property and equipment	$7,840	$37,176	$45,016

For the year ended May 31,	2020	2019

Net loss for the year – Canada	$(5,125,081)	$(3,770,719)
Net loss for the year – United States	(11,081,571)	(7,087,286)

Net loss for the year	$(16,206,652)	$(10,858,005)

8.	SUBSIDIARIES

Significant subsidiaries for the years ended May 31, 2020 and 2019 are:

	Country of Incorporation	Principal Activity	The Company’s effective interest for 2020	The Company’s effective interest for 2019

Corvus Gold (USA) Inc.	USA	Holding company	100%	100%
Raven Gold Alaska Inc.	USA	Exploration company	100%	100%
Corvus Gold Nevada Inc.	USA	Exploration company	100%	100%
SoN Land & Water LLC	USA	Exploration company	100%	100%
Mother Lode Mining Company LLC	USA	Exploration company	100%	100%

9.	SUPPLEMENTAL CASH FLOW INFORMATION

For the year ended May 31,	2020	2019

Supplemental cash flow information
Interest paid	$15,969	$–
Income taxes paid (received)	$–	$–
Non-cash financing and investing transactions
Shares issued to acquire mineral properties	$48,750	$59,500
Change in asset retirement obligations included in capitalized acquisition costs	$–	$36,250
Reclassification of contributed surplus on exercise of stock options	$–	$3,196,919

F-21

10.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows for the years ended May 31:

	2020	2019

Loss before income taxes	$(16,206,652)	$(10,858,005)
Statutory Canadian corporate tax rate	27.00%	26.42%

Income tax recovery at statutory rates	$(4,375,796)	$(2,868,322)
Stock-based compensation	915,202	431,637
Effect of tax rate change	10,650,087	(12,432)
Difference in tax rates in other jurisdictions	675,258	(549,814)
Tax benefits not realized	(7,864,751)	2,998,931

Income tax recovery	$–	$–

The significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2020	2019

Deferred income tax assets (liabilities)
Mineral properties	$15,701,000	$21,333,000
Property and equipment	12,000	12,000
Share issuance costs	453,000	27,000
Non-capital losses available for future periods	8,313,000	9,763,000

	24,479,000	31,135,000
Valuation allowance	(24,479,000)	(31,135,000)

Net deferred tax assets	$–	$–

At May 31, 2020, the Company has available non-capital tax losses for Canadian income tax purposes of approximately $15,722,000 and net operating loss for US tax purposes of approximately $19,370,000 available for carry-forward to reduce future years’ taxable income, if not utilized, expiring as follows:

	Canada	United States

2029	$–	$1,318,000
2030	–	2,000
2031	379,000	195,000
2032	1,089,000	1,679,000
2033	1,443,000	2,214,000
2034	1,733,000	4,313,000
2035	1,806,000	2,004,000
2036	1,354,000	1,761,000
2037	1,624,000	1,368,000
2038	1,943,000	1,568,000
2039	2,206,000	1,646,000
2040	2,145,000	1,302,000

	$15,722,000	$19,370,000

In addition, the Company has available mineral resource expenses that are related to the Company’s exploration activities in the United States of approximately $79,740,000 and in Canada of approximately $333,000, which may be deductible for tax purposes. Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts due to the uncertainty of future taxable income.

F-22